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                                                                 Exhibit 2.8(c)

                              ASSIGNMENT AGREEMENT

         WHEREAS, Charter Communications, Inc. ("CCI"), Charter Communications Holdings, LLC ("CCH"), Avalon Cable Holdings LLC ("Parent"), Avalon Investors, L.L.C. ("Avalon Investors"), Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings") and Avalon Cable LLC (the "Company") (Parent, Avalon Investors, Michigan Holdings and the Company are collectively referred to as the "Avalon Parties") are parties to a Securities Purchase Agreement dated as of May 13, 1999 (the "Agreement").

         WHEREAS, pursuant to the Agreement, CCH agreed to purchase from Parent its stock in Michigan Holdings and its option to purchase the Class B-1 Units of the Company and CCH agreed to purchase from Avalon Investors all of the Class A Units of the Company.

         WHEREAS, CCI owns all of the equity interests in Charter Communications Holding Company, LLC, a Delaware limited liability company ("CCHC").

         WHEREAS, CCHC owns all of the equity interests in CCH.

         WHEREAS, CCH wishes to assign its rights and obligations under the Agreement to CCHC.

         WHEREAS, CCH and the Avalon Parties are relying on the agreements set forth herein in connection with such assignment.

         NOW, THEREFORE, the undersigned parties hereby agree as follows:

1. Defined Terms. Any capitalized terms used in this Assignment Agreement that are not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Effective Date. This Assignment Agreement is entered into, and is effective as of, June 16, 1999.

3. Representations and Warranties of Each Party. Each party hereto represents to the other parties hereto that (i) it has all the requisite power and authority to execute and deliver this Assignment Agreement and to perform its obligations hereunder; (ii) the execution and delivery of this Assignment Agreement by it and the performance of its obligations hereunder and have been duly and validly authorized by all action by or on behalf of it; and (iii) this Assignment Agreement constitutes the valid and legally binding obligation of it, enforceable against it in accordance with its terms, except as the same may be limited by Enforceability Exceptions.
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4.   Representations and Warranties of CCHC and CCI. Each of CCHC and CCI hereby jointly and severally represents and warrants to each of the Avalon Parties that the statements contained in Article V of the Agreement are correct and complete as applied to CCHC and CCI, as Purchaser and Guarantor, respectively, as of the date hereof and after giving effect to the assignment and assumption contemplated herein, and will be correct and complete as of the Closing Date; provided, however, the first sentence of
     Section 5.5 of the Agreement shall be amended to read as follows:
     "Purchaser will have on the Closing Date sufficient funds available to pay the amounts contemplated under Sections 2.3 and 2.4 and to pay all related fees and expenses payable by Purchaser arising in connection with this Agreement and the Transactions."

5. Assignment and Assumption. CCH hereby assigns to CCHC all of CCH's rights related to or arising out of the Agreement. CCHC hereby assumes and agrees to perform all of the obligations of CCH arising under or pursuant to the Agreement. Without limiting the foregoing, from and after the date hereof, all references in the Agreement to the Purchaser shall be to CCHC.

6. Restrictions on Incurring Indebtedness. Prior to the Closing, CCHC shall not incur any indebtedness for borrowed funds.

7. Release of CCH. The Avalon Parties hereby release and discharge CCH from all obligations arising under or pursuant to the Agreement and agree that CCHC shall be the "Purchaser" for the purposes of the Agreement.

8. Further Assignments. The parties hereto acknowledge and agree that, pursuant to Section 10.1 of the Agreement, CCHC shall be permitted to assign its rights and obligations under the Agreement to an Affiliate of CCHC or an entity in which Paul G. Allen has a direct or indirect equity interest of at least $100,000,000; provided, however, that no such assignment shall be permitted if it could reasonably be expected to delay the Closing; provided, further, that no such assignment shall relieve CCHC or CCI of its obligations under the Agreement or under this Assignment Agreement.

9. Choice of Law. This Assignment Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof.

10. Agreement Remains in Full Force and Effect; Entire Agreement. Except as modified and amended by this Assignment Agreement, the Agreement shall remain in full force and effect. The Agreement (as modified and amended by this Assignment Agreement) and all the Exhibits and Schedules thereto and the Confidentiality Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written.

11. Counterparts. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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                    [SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]



                                     AGREED AND ACCEPTED:


                                     CHARTER COMMUNICATIONS, INC.



                                     ---------------------------------


                                     CHARTER COMMUNICATIONS HOLDINGS, LLC



                                     ---------------------------------
                                     Name:
                                     Title:


                                     CHARTER COMMUNICATIONS HOLDING COMPANY, LLC



                                     ---------------------------------
                                     Name:
                                     Title:


                                     AVALON CABLE HOLDINGS LLC



                                     ---------------------------------
                                     Name:
                                     Title:






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                 [SECOND SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]



                                            AVALON INVESTORS, L.L.C.



                                            ---------------------------------
                                            Name:
                                            Title:



                                            AVALON CABLE OF MICHIGAN
                                            HOLDINGS, INC.



                                            ---------------------------------
                                            Name:
                                            Title:


                                            AVALON CABLE LLC



                                            ---------------------------------
                                            Name:
                                            Title:


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